                                                         Exhibit Number (10)(iv)
                                                            To 6/30/96 Form 10-Q

                         EMPLOYMENT SECURITY AGREEMENT
                         -----------------------------

     THIS EMPLOYMENT SECURITY AGREEMENT is entered into this 21st day of May, 1996, between NORTHERN TRUST CORPORATION, a Delaware corporation (the "Company"), and (NAME) (the "Executive").

                               WITNESSETH THAT:
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     WHEREAS, Executive is employed by the Company or one of its wholly-owned subsidiaries (referred to collectively as the "Company") and the Company desires to provide certain security to Executive in connection with any potential change in control of the Company; and

     WHEREAS, the Company and the Executive entered into an Employment Security Agreement dated as of (DATE) with respect to the Executive's employment following a change in control of the Company (which agreement, as it has been supplemented by subsequent letter agreements, is referred to in this Agreement as the "Prior Agreement"); and

     WHEREAS, the Executive and the Company wish to supersede the Prior Agreement with this Agreement;

     NOW, THEREFORE, it is hereby agreed by and between the parties, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, as follows:

1. Payments and Benefits Upon a Change in Control. If within two (2) years after a Change in Control (as defined below) or during the Period Pending a Change in Control (as defined below), (i) the Company shall terminate Executive's employment with the Company without Good Cause (as defined below), or (ii) Executive shall voluntarily terminate such employment with Good Reason (as defined below), the Company shall, within 30 days of Executive's Employment Termination (as defined below), make the payments and provide the benefits described below.

     (a) Cash Payment. The Company shall make a lump sum cash payment to Executive equal to two times the Executive's annual salary at the greater of (i) Executive's salary rate in effect on the date of the Change in Control or (ii) Executive's salary rare in effect on Executive's Employment Termination.

     (b) Welfare Benefit Plans. With respect to each Welfare Benefit Plan (as defined below), for the period beginning on Executive's Employment Termination and ending on the earlier of (i) two years following Executive's Employment Termination, or (ii) the date Executive becomes covered by a welfare benefit plan or program maintained by an entity other than the Company which provides coverage or benefits at least equal, in all respects, to such Welfare Benefit Plan, Executive shall continue to participate in such Welfare Benefit Plan on the same basis and at the same cost to Executive as was the case immediately prior to the Change in Control (or, if more favorable to Executive, as was the case at any time hereafter), or, if any benefit or coverage cannot be provided under a Welfare Benefit Plan because of applicable law or contractual provisions, Executive shall be provided with substantially similar benefits and coverage for such period. Immediately following the expiration of the continuation period required by the preceding sentence, Executive shall be entitled to continued group health benefit plan coverage (so-called "COBRA coverage") in accordance with
          Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), it being intended that COBRA coverage shall be consecutive to the benefits and coverage provided for in the preceding sentence. Executive's eligibility for, and premium contribution level under, The Northern Trust Retiree Medical Care Plan and The Northern Trust Medicare Supplemental Plan and any similar or successor plans or programs maintained or contributed to by the Company, shall be determined by adding two years to Executive's age and years of service at Executive's Employment Termination.

     (c) Salary to Date of Employment Termination. The Company shall pay to Executive any unpaid salary or other compensation of any kind earned with respect to any period prior to Executive's Employment Termination and a lump sum cash payment for accumulated but unused vacation earned through such Employment Termination.

2.   Definitions.  For purposes of this Agreement:

     (a) "Good Cause" shall mean: (i) Executive's conviction of any criminal violation involving dishonesty, fraud, or breach of trust; (ii) Executive's willful engagement in any misconduct in the performance of Executive's duty that materially injures the Company; (iii) Executive's performance of any act which, if known to the customers, clients, stockholders or regulators of the Company or any of its subsidiaries, would materially and adversely impact on the business of the Company or any of its subsidiaries; (iv) any act or omission by Executive that causes a regulatory body with jurisdiction over the Company or any of its subsidiaries, to demand, request, or recommend that Executive be suspended or removed from any position in which Executive serves with the Company or any of its subsidiaries; or (v) Executive's willful and substantial nonperformance of assigned duties, provided that such nonperformance has continued more than ten days after the Company has given written notice of such nonperformance and of its intention to terminate Executive's employment because of such nonperformance.

     (b) "Good Reason" shall exist if, without Executive's express written consent:

          (i) The Company shall materially reduce the nature, scope, level or extent of Executive's responsibilities from the nature, scope, level or extent of such responsibilities prior to the Change in Control, or shall fail to provide Executive with adequate office facilities and support services to perform such responsibilities;

          (ii) The Company shall reduce Executive's salary below that in effect as of the date of this Agreement (or as of the Change in Control, if greater);

          (iii) The Company shall require Executive to relocate Executive's principal business office or his principal place of residence outside the (LOCATION) Standard Metropolitan Statistical Area (the "Geographical Employment Area"), or assign to Executive duties that would reasonably require such relocation;

          (iv) The Company shall require Executive, or assign duties to Executive which would reasonably require Executive, to spend more than fifty normal working days away from the Geographical Employment Area during any consecutive twelve-month period; or

          (v) The Company shall fail to continue in effect any cash or stock-based incentive or bonus plan, retirement plan, welfare benefit plan, or other benefit plan, program or arrangement, unless the aggregate value (as computed by an independent employee benefits consultant selected by the Company) of all such compensation, retirement and benefit plans, programs and arrangements provided to Executive is not materially less than their aggregate value as of the date of this Agreement (or as of the Change in Control, if greater).

     (c)  "Change in Control" shall be deemed to occur on the earliest of:

          (i) The receipt by the Company of a Schedule 13D or other statement filed under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), indicating that any entity, person, or group has acquired beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, of more than 30% of the outstanding capital stock of the Company entitled to vote for the election of directors ("voting stock");

          (ii) The commencement by an entity, person, or group (other than the Company or a subsidiary of the Company) of a tender offer or an exchange offer for more than 20% of the outstanding voting stock of the Company;

          (iii) The effective time of (A) a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to such merger or consolidation hold less than 60% of the voting stock of the surviving or resulting corporation, or (B) a transfer of substantially all of the property of the Company other than to an entity of which the Company owns at least 80% of the voting stock; or

          (iv) The election to the Board of Directors of the Company, without the recommendation or approval of the incumbent Board of Directors of the Company, of the lesser of: (A) three directors; or (B) directors constituting a majority of the number of directors of the Company then in office.

     (d) "Employment Termination" shall mean the effective date of: (i) Executive's voluntary termination of employment with the Company with Good Reason; or (ii) the termination of Executive's employment by the Company without Good Cause.

     (e) "Welfare Benefit Plan" shall mean each welfare benefit plan maintained or contributed to by the Company, including, but not limited to a plan that provides health (including medical and dental), life, accident or disability benefits or insurance, or similar coverage, in which Executive was participating at the time of the Change in Control.

     (f) "Period Pending a Change in Control" shall mean the period after the approval by the Company's stockholders and prior to the effective time of (A) a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to such merger or consolidation hold less than 60% of the voting stock of the surviving or resulting corporation, or (B) a transfer of substantially all of the property of the Company other than to an entity of which the Company owns at least 80% of the voting stock.

3. Mitigation and Set-Off. Executive shall not be required to mitigate Executive's damages by seeking other employment or otherwise. The Company's obligations under this Agreement shall not be reduced in any way by reason of any compensation or benefits received (or foregone) by Executive from sources other than the Company after Executive's Employment Termination, or any amounts that might have been received by Executive in other employment had Executive sought such other employment. Executive's entitlement to benefits and coverage under this Agreement shall continue after, and shall not be affected by, Executive's obtaining other employment after his Employment Termination, provided that any such benefit or coverage shall not be furnished if Executive expressly waives the specific benefit or coverage by giving written notice of waiver to the Company.

4. Litigation Expenses. The Company shall pay to Executive all out-of-pocket expenses, including attorneys' fees, incurred by Executive in the event Executive successfully enforces any provision of this Agreement in any action, arbitration or lawsuit.

5. Assignment; Successors. This Agreement may not be assigned by the Company without the written consent of Executive but the obligations of the Company under this Agreement shall be the binding legal obligations of any successor to the Company by merger, consolidation or otherwise, and in the event of any business combination or transaction that results in the transfer of substantially all of the assets or business of the Company, the Company will cause the transferee to assume the obligations of the Company under this Agreement. This Agreement may not be assigned by Executive during Executive's life, and upon Executive's death will inure to the benefit of Executive's heirs, legatees and legal representatives of Executive's estate.

6. Interpretation. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Illinois, without regard to the conflict of law principles thereof. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

7. Withholding. The Company may withhold from any payment that it is required to make under this Agreement amounts sufficient to satisfy applicable withholding requirements under any federal, state or local law.

8. Amendment or Termination. This Agreement may be amended at any time by written agreement between the Company and Executive. The Company may terminate this Agreement by written notice given to Executive at least two years prior to the effective date of such termination, provided that, if a Change in Control occurs prior to the effective date such termination, the termination of this Agreement shall not be effective and Executive shall be entitled to the full benefits of this Agreement. Any such amendment or termination shall be made pursuant to a resolution of the Board.

9. Financing. Cash and benefit payments under this Agreement shall constitute general obligations of the Company. Executive shall have only an unsecured right to payment thereof out of the general assets of the Company. Notwithstanding the foregoing, the Company may, by agreement with one or more trustees to be selected by the Company, create a trust on such terms as the Company shall determine to make payments to Executive in accordance with the terms of this Agreement.

10. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

11. Other Agreements. This Agreement supersedes and cancels the Prior Agreement, and all prior written or oral agreements and understandings relating to the terms of this Agreement or the Prior Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

NORTHERN TRUST CORPORATION


By:_____________________________                 _______________________________
Its:____________________________                                       Executive